Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-178529) pertaining to the 2007 Equity Incentive Plan, 2011 Equity Incentive Plan and 2011 Employee Stock Purchase Plan of Zynga Inc., of our report dated February 28, 2012, with respect to the consolidated financial statements and schedule of Zynga Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2011.

/s/ Ernst & Young LLP

San Francisco, California

February 28, 2012